                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

AGREEMENT, made as of the 9th day of June, 2005, by and between OPPENHEIMER
TREMONT MARKET NEUTRAL FUND, LLC, a Delaware limited liability company (the
"Fund"), and OPPENHEIMERFUNDS, INC., a Delaware corporation (hereinafter referred to as "OFI").

      WHEREAS, the Fund is a closed-end management investment company registered as such with the Securities and Exchange Commission (the
"Commission") pursuant to the Investment Company Act of 1940, as amended (the
"Investment Company Act"), and OFI is an investment adviser registered as such with the Commission under the Investment Advisers Act of 1940;

      WHEREAS, the Fund desires that OFI shall act as its investment adviser pursuant to this Agreement which amends and restates the Investment Advisory
Agreement dated January 1, 2005, by and between the Fund and OFI;

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    GENERAL PROVISIONS.

      The Fund hereby employs OFI and OFI hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth.  OFI shall, in all matters, give to the Fund and the Board of Managers of the Fund (the "Board") the benefit of its best judgment, effort, advice and recommendations and shall at all times, conform to and use its best efforts to enable the Fund to conform to
(i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or Federal law;
(iii) the provisions of the Limited Liability Company Agreement of the Fund,
as amended from time to time (the "LLC Agreement"); (iv) policies and determinations of the Board, (v) the investment policies and investment restrictions of the Fund as reflected in the registration statement of the
Fund under the Investment Company Act or as such policies may, from time to time, be amended; and (v) the Prospectus and Statement of Additional
Information of the Fund in effect, as may be amended from time to time.  The appropriate officers and employees of OFI shall be available upon reasonable notice for consultation with any members of the Board or officers of the Fund with respect to any matters dealing with the business and affairs of the Fund including the valuation of any of the portfolio securities of the Fund.

2.    INVESTMENT MANAGEMENT.

      (a)  OFI shall, subject to the direction and control by the Fund, (i)
regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities for the Fund; (ii) develop, implement and supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased and sold by the Fund; and (iii)
arrange, subject to the provisions of paragraph 6 hereof, for the purchase of securities and other investments for the Fund and the sale or redemption of securities and other investments held in the portfolio of the Fund.

      (b)  Provided that the Fund shall not be required to pay any compensation for services other than as provided by the terms of this
Agreement, including the provisions of paragraph 6 hereof, OFI may: (i)
obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services; and (ii) enter into investment sub-advisory agreements with any registered investment advisers affiliated with OFI, subject to such approvals of the Board and Members as may be required to comply with applicable provisions of the Investment Company Act, to provide any or all of the investment advisory services required to be provided by OFI under this
Agreement.

      (c)  Provided that nothing herein shall be deemed to protect OFI from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this
Agreement, OFI shall not be liable for any loss sustained by reason of good faith errors or omissions of OFI or any affiliate of OFI, or their respective directors, officers or employees, in connection with any matters to which this Agreement relates.

      (d)  Nothing in this Agreement shall prevent OFI or any affiliate thereof from acting as investment adviser for any other person, firm, fund, corporation or other entity and shall not in any way limit or restrict OFI, or any of its affiliates, or their respective directors, officers, stockholders or employees from buying, selling or trading any securities or other investments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by OFI of its duties and obligations under this Agreement and under the Investment Advisers Act of
1940 and further provided that such activities do not violate any provisions of the codes of ethics of OFI and its affiliates governing personal securities trading by persons who are "access persons," as defined by such codes, of the Fund.

3.    ALLOCATION OF EXPENSES.

      All costs and expenses of the Fund not expressly assumed by OFI under this Agreement, shall be paid by the Fund, including, but not limited to: (i)
interest and commitment fees on loan and debit balances; (ii) brokerage commissions and other expenses incurred in acquiring or disposing of the portfolio securities and other investments of the Fund; (iii) borrowing charges on securities hold short; (iv) custodial fees; (v) margin fees; (vi)
transfer taxes and premiums; (vii) taxes withheld on foreign dividends;
(viii) fees and expenses incident to the operation and registration of the
Fund; (ix) offering costs, (x) costs of compliance with Federal and state
securities;   (xi) all costs and expenses associated with the organization and operation of separate investment funds managed by portfolio managers retained by the Fund; (xii) all expenses incident to holding meetings of the
Board and Members, including costs associated with the preparation and dissemination of proxy materials;(xiii) the fees and disbursements of Fund counsel and counsel to the Managers who are not "interested persons," as defined by the Investment Company Act and the rules thereunder, of the Fund, independent accountants for the Fund and other consultants and professionals engaged on behalf of the Fund; (xiv) fees payable to custodians and other persons providing administrative services to the Fund; (xv) insurance premiums for fidelity and other coverage requisite to the Fund's operations;
(xvi) expenses of printing and distributing reports and notices to Members and proxy materials; and such extraordinary non-recurring expenses as may arise, including litigation, affecting the Fund and any legal obligation as to which the Fund may be required to indemnify any Manager or other person.
Any officers or employees of OFI (or any entity controlling, controlled by, or under common control with OFI) who may also serve as officers, Managers or employees of the Fund shall not receive any compensation from the Fund for their services.

4.    COMPENSATION OF OFI.

      (a)  Management Fee:  In consideration of the services provided by OFI
           --------------
under this Agreement, the Fund agrees to pay OFI a monthly management fee computed at the annual rate of 1.00% of the aggregate value of outstanding
Interests determined as of the last day of the month (before any repurchases of Interests or incentive allocations).

      (b)  Incentive Allocation or Incentive Fee.  For so long as the Fund
           -------------------------------------
operates as partnership for Federal tax purposes, OFI (or an affiliated company that it designates) shall have the right as provided by the LLC
Agreement to serve as the Special Advisory Member of the Fund and to receive in such capacity incentive allocations in accordance with the terms of the
LLC Agreement (the "Incentive Allocation").  The Incentive Allocation, if
any, will be computed and credited to the capital account of the Special
Advisory Member as provided by the LLC Agreement.  Should the Fund at any time in the future elect to be treated as a corporation for Federal tax purposes (such an election to be a "Tax Transition"), upon the effectiveness of such Tax Transition no further Incentive Allocations shall be so credited.  In lieu thereof, OFI then shall have the right to receive from the
Fund the Incentive Fee described in Appendix A to this Agreement.

5.    USE OF NAME "OPPENHEIMER."

      OFI hereby grants to the Fund a royalty-free, non-exclusive license to use the name "Oppenheimer" in the name of the Fund for the duration of this
Agreement and any extensions or renewals thereof.  Such license may, upon termination of this Agreement, be terminated by OFI, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Oppenheimer" in the name of the Fund or otherwise.  The name "Oppenheimer" may be used or licensed by OFI in connection with any of its activities, or licensed by OFI to any other party.

6.    PORTFOLIO TRANSACTIONS AND BROKERAGE.

      (a)  OFI is authorized, in arranging the purchase and sale of the portfolio securities and other investments of the Fund to employ or deal with such members of securities or commodities exchanges, brokers or dealers, including "affiliated" broker-dealers, as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the portfolio transactions of the Fund as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph
6, the benefit of such investment information or research as may be of significant assistance to the performance by OFI of its investment management functions.

      (b)  OFI shall select broker-dealers to effect the portfolio transactions of the Fund on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions.  The abilities of a broker-dealer to obtain best execution of particular portfolio transactions will be judged by OFI on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the portfolio transactions of the Fund by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities or other investments might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      (c)  OFI shall have discretion, in the interests of the Fund, to allocate brokerage on the portfolio transactions of the Fund to broker-dealers, other than an affiliated broker-dealer, qualified to obtain best execution of such transactions who provide research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of
1934) to OFI, which may assist OFI in managing the assets of the Fund or other accounts for which OFI or any affiliate of OFI exercises "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities
Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if OFI determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer viewed in terms of either that particular transaction or the overall responsibilities of OFI or its affiliates with respect to accounts as to which they exercise investment discretion.  In reaching such determination, OFI will not be required to place or attempt to place a specific dollar value on the brokerage or research services provided or being provided by such broker-dealer.  In demonstrating that such determinations were made in good faith, OFI shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the
Board were reasonable in relation to the benefits to the Fund.

      (d)  OFI shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund.

      (e)  The Fund recognizes that an affiliated broker-dealer: (i) may act as one of the Fund's regular brokers for the Fund so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Fund; and (iii) may effect portfolio transactions for the Fund only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act to be within the permissible level of such commissions.

      (f)  The provisions of this paragraph 6 shall apply to any affiliate of
OFI that is retained to provide investment advisory services to the Fund.

7.    DURATION.

      This Agreement will take effect on the date first set forth above.
Unless earlier terminated pursuant to paragraph 10 hereof, this Agreement shall continue in effect from year to year, so long as such continuance shall be approved at least annually by the Board, including the vote of the majority of the Managers who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act and the rules thereunder)
of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority of the outstanding voting securities of the Fund" (as defined in the Investment Company Act), subject in such case to the approval by a vote of the majority of the
Managers who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act and the rules thereunder) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

8.    DISCLAIMER OF MEMBER OR MANAGER LIABILITY.

      OFI understands and agrees that the obligations of the Fund under this
Agreement are not binding upon any Member or Manager of the Fund personally, but bind only the Fund and the Fund's property; OFI represents that it has notice of the provisions of the LLC Agreement disclaiming Member and Manager liability for acts and obligations of the Fund.

9.    ASSIGNMENT OR AMENDMENT.

      Any amendment to this Agreement shall be in writing and shall be subject to: (i) the approval of the Board, including the vote of a majority of the Managers who are not "interested persons," as defined by the
Investment Company Act and the rules thereunder; and (ii) the affirmative vote or written consent of the holders of a "majority of the outstanding voting securities" of the Fund," as defined by the Investment Company Act, to the extent such a vote of security holders is required by the Investment
Company Act.  This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined in the Investment Company Act.

10.   TERMINATION.

      This Agreement may be terminated (i) by OFI at any time without penalty upon sixty days' written notice to the Fund (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty days'
written notice to OFI (which notice may be waived by OFI), provided that such termination by the Fund shall be directed or approved by the Board or by the vote of the holders of a "majority of the outstanding voting securities" of the Fund, as defined by the Investment Company Act.

11.   QUESTIONS OF INTERPRETATION.

      This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York (without regard to any conflicts of law principles thereof).  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the
Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the Investment Company Act.  In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

12.   DEFINITIONS.

      The terms and provisions of the Agreement shall be interpreted and defined in a manner consistent with the terms and provisions of the
Investment Company Act and the rules thereunder.

                              OPPENHEIMER TREMONT MARKET
                              NEUTRAL FUND, LLC

                              By: ___________________________________
                                      Robert G. Zack, Secretary

                              OPPENHEIMERFUNDS, INC.

                              By: ___________________________________
                                          John V. Murphy
                                    Chairman, President and
                                    Chief Executive Officer

 Appendix A to the Amended and Restated Investment Advisory Agreement between
 -----------------------------------------------------------------------------
   Oppenheimer Tremont Market Neutral Fund, LLC and Oppenheimer Funds, Inc.
   -------------------------------------------------------------------------
                      dated June 9, 2005 (the "Agreement")
                      ------------------------------------

Dated:  June 9, 2005

Upon the occurrence of a Tax Transition, OppenheimerFunds Inc. shall be paid as of the end of each Incentive Period the Incentive Fee determined with respect to each such Incentive Period.  In the interim, although not paid, the Incentive Fee shall be accrued independently for each Fiscal Period
(i.e., typically monthly).

For purposes of this Appendix, the following terms have the following meanings:

"Applicable Fraction" shall mean the fraction determined by dividing a
 -------------------
Member's Loss Recovery Account by the balance of the Member's Capital Account.

"Incentive Fee" means, with respect to an Incentive Period, an amount equal
 -------------
to 5% of the excess if any of (i) the sum of Net Gains and Net Losses for such Incentive Period over (ii) the Preferred Return for such Incentive
Period plus the balance of the Fund Loss Recovery Account as of the close of such Incentive Period.

"Incentive Period" means the calendar year or, with respect to the calendar
 ----------------
year in which the Fund liquidates, the period beginning on January 1 and ending upon completion of the liquidation of the Fund.

"Fund Loss Recovery Account" means a memorandum account maintained on the
 --------------------------
Fund's books and records the balance of which, as of the Transition Date, shall equal the Net Assets of the Fund as of the close of the Fiscal Period immediately preceding the Transition Date multiplied by the highest
Applicable Fraction determined for any Member as of the close of such preceding Fiscal Period.  The Fund Loss Recovery Account shall be adjusted as of the close of each Fiscal Period (prior to the determination of any
Incentive Fee as of each such date) by (i) increasing the Fund Loss Recovery
Account by any Net Loss for such Fiscal Period and (ii) decreasing the Fund
Loss Recovery Account by any Net Gain for such Fiscal Period.  THE FUND LOSS
                                                               ==============
RECOVERY ACCOUNT ALSO SHALL BE ADJUSTED BY (I) INCREASING THE FUND LOSS
========================================================================
RECOVERY ACCOUNT AS OF ANY PURCHASE OF SHARES, SUCH THAT THE RATIO
===================================================================
REPRESENTED BY THE FUND LOSS RECOVERY ACCOUNT DIVIDED BY THE TOTAL NUMBER OF
=============================================================================
SHARES OUTSTANDING, MEASURED IMMEDIATELY AFTER ANY SUCH PURCHASE, IS THE SAME
==============================================================================
AS THE CORRESPONDING RATIO MEASURED IMMEDIATELY PRIOR TO THE PURCHASE AND
==========================================================================
(II) DECREASING THE FUND LOSS RECOVERY ACCOUNT AS OF ANY REPURCHASE OF
=======================================================================
SHARES, SUCH THAT THE RATIO REPRESENTED BY THE FUND LOSS RECOVERY ACCOUNT
==========================================================================
DIVIDED BY THE TOTAL NUMBER OF SHARES OUTSTANDING, MEASURED IMMEDIATELY AFTER
==============================================================================
ANY SUCH REPURCHASE, IS THE SAME AS THE CORRESPONDING RATIO MEASURED
=====================================================================
IMMEDIATELY PRIOR TO THE REPURCHASE.   NOTWITHSTANDING THE OPERATION OF THE
============================================================================
PRECEDING TWO SENTENCES, the balance of the Fund Loss Recovery Account cannot
========================
be less than zero as of the close of any Incentive Period (i.e., while the
Fund Loss Recovery Account can be below zero as of the close of any Fiscal
Period that is not also the close of an Incentive Period, if the Fund Loss
Recovery Account would otherwise be less than zero as of the close of an
Incentive Period, the Fund Loss Recovery Account shall be zero as of such time).

"Net Assets" means the total value of all assets of the Fund, less an amount
 ----------
equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Shares.

"Net Gain" means the excess, if any, of (i) the Net Assets of the Fund as of
 --------
the close of a Fiscal Period (decreased by amounts representing purchases of
Shares during the Fiscal Period, increased by any distributions to
Shareholders during the Fiscal Period and prior to reduction for any repurchases of Shares (or Interests) as of the close of such Fiscal Period)
over (ii) the Net Assets of the Fund at the beginning of such Fiscal Period.
For this purpose, Net Assets as of the close of a Fiscal Period takes into account accrued Management Fees for the Fiscal Period but does not take into account the accrual of any Incentive Fee for such period.  Solely for purposes of calculating Net Gain during an Incentive Period, Net Gain means the sum of the Net Gains, if any, calculated for each Fiscal Period ending during such Incentive Period (i.e., in most cases, Net Gain for an Incentive
Period can be expected to be equal to the sum of the Net Gain calculations as to each calendar month comprising the Incentive Period).

"Net Loss" means the excess, if any, of (i) the Net Assets of the Fund at the
 --------
beginning of a Fiscal Period over (ii) the Net Assets of the Fund as of the close of such Fiscal Period (decreased by amounts representing purchases of
Shares during the Fiscal Period, increased by any distributions to
Shareholders during the Fiscal Period and prior to reduction for any repurchases of Shares (or Interests) as of the close of such Fiscal Period).
For this purpose, Net Assets as of the close of a Fiscal Period takes into account accrued Management Fees for the Fiscal Period but does not take into account the accrual of any Incentive Fee for such period.  Solely for purposes of calculating Net Loss during an Incentive Period, Net Loss for the relevant Incentive Period means the sum of the Net Losses, if any, calculated for each Fiscal Period ending during such Incentive Period (i.e., in most cases, Net Loss for an Incentive Period can be expected to be equal to the sum of the Net Loss calculations as to each calendar month comprising the
Incentive Period).

"Preferred Return" means the amount determined by applying to the Fund's Net
 ----------------
Assets as of the beginning of each Fiscal Period (Incentive Period in the case of an Incentive Fee calculation) an annual percentage rate equal to the two-year Treasury constant maturity rate as reported by the Board of
Governors of the Federal Reserve System as of the last business day prior to such period.

"Transition Date" means the effective date of a Tax Transition.
 ---------------

As used herein, the following terms have the meanings attributed to them in the LLC Agreement: "Fiscal Period," "Interest," "Loss Recovery Account,"
                    -------------    --------    ---------------------
"Member," and "Shares."
-------        ------

Acknowledged:

                              OPPENHEIMER TREMONT MARKET NEUTRAL
                              FUND, LLC

                              By: ___________________________________
                                     Robert G. Zack, Secretary

                              OPPENHEIMERFUNDS, INC.

                              By: ___________________________________
                                          John V. Murphy
                                    Chairman, President and
                                    Chief Executive Officer